Exhibit 99.1

Bruker BioSciences Grows Revenue to $260 Million in 2003; Returns to Profitability in Fourth Quarter

Life-Science Mass Spectrometry Systems Revenue Increases 33% in Fourth
Quarter, and 29% for Full Year 2003, Including Currency Effects

Billerica, Massachusetts, March 2, 2004 (BUSINESS WIRE)  –  Bruker BioSciences Corporation (NASDAQ: BRKR) today reported its financial results for the fourth quarter and the year ended December 31, 2003.  On July 1, 2003 Bruker Daltonics Inc. merged with Bruker AXS Inc. to form Bruker BioSciences Corporation.  All results for periods prior to this merger are historical combined results of the two previously separate companies.

For the year 2003, revenue increased 18% to $260.7 million, compared to revenue of $220.7 million for the same period last year.  After eliminating $30.6 million in currency effects, full year 2003 revenue increased 4%, compared to 2002.  For the fourth quarter of 2003, Bruker BioSciences reported an 18% increase in revenue to $73.7 million, compared to revenue of $62.5 million in the fourth quarter of 2002.  After eliminating $9.2 million in currency effects, fourth quarter 2003 revenue increased 3% compared to fourth quarter 2002 revenue.  Revenue after eliminating currency effects is a non-GAAP financial measure that excludes the impact of favorable currency effects when translating sales outside the United States into U.S. Dollars.

For the year 2003, the GAAP net loss was $(17.6) million or $(0.22) per diluted share, compared to a net loss of $(6.8) million or $(0.09) per share in 2002.  In the fourth quarter of 2003, GAAP net income was $0.3 million, or $0.00 per diluted share, compared to a net loss of $(4.9) million, or $(0.06) per diluted share, in the fourth quarter 2002.

For the year 2003, adjusted net income was $2.2 million, or $0.03 per diluted share, compared to $5.4 million, or $0.07 per diluted share, for the year 2002.  In the fourth quarter of 2003, adjusted net income was $0.6 million, or $0.01 per diluted share, compared to adjusted net income of $1.6 million, or $0.02 per diluted share, in the fourth quarter 2002.  Adjusted net income is a non-GAAP financial measure that excludes the amortization of acquisition-related assets, other special charges, other restructuring charges, the income tax valuation allowance, a contract reserve, investment and goodwill write-downs, and adjustments for the pre-merger minority interest in Bruker AXS.

For the year 2003, adjusted EBITDA was $19.3 million, compared to $20.1 million for the year 2002.  Adjusted EBITDA was $4.4 million for the fourth quarter 2003, compared to $6.1 million for the fourth quarter 2002.  Adjusted EBITDA, a non-GAAP financial measure, is GAAP operating income (loss) excluding depreciation and amortization expense, other special charges, other restructuring charges, and a contract reserve.  See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

COMMENTS AND OUTLOOK

“In 2003, we took the necessary steps to position the Company for the future,” said Frank Laukien, Ph.D., President and Chief Executive Officer of Bruker BioSciences.  “We

believe the merger of Bruker Daltonics and Bruker AXS, as well as the subsequent restructuring of both of our operating businesses, will be key bottom-line growth drivers for the Company in 2004 and beyond.  At the same time, we have introduced numerous successful products and have maintained our top-line growth momentum during a difficult year.  We believe that we have considerable leverage in our expenses for further improving our operating margins as we become a larger company.”

He continued: “Bruker BioSciences is now positioned as a leading tools provider to the proteomics marketplace.  On the one hand, Bruker Daltonics is recognized as one of the most innovative and fastest growing companies in life-science mass spectrometry for expression and clinical proteomics applications, while Bruker AXS is a leading provider of X-ray tools for structural proteomics.  We are looking forward to several important new product introductions at next week’s 2004 Pittcon, including, in particular, our new Proteomics RIMS™ (Research Information Management System), which leverages our unique combined capabilities for high-information content proteomics.  Moreover, we are very pleased with our rapid growth in biomarker discovery and clinical proteomics, where we believe our high-performance products are ideally positioned for clinical research into robust, scientifically supported panels of biomarkers.”

Laura Francis, Chief Financial Officer of Bruker BioSciences, stated: “We are particularly encouraged by recent trends in our growth in bookings.  In the fourth quarter of 2003, when compared to the fourth quarter of 2002, at Bruker Daltonics we saw greater than 35% bookings growth, and at Bruker AXS we experienced greater than 25% bookings growth.  We are benefiting from improvements in the market environment and currency, but we also believe that our innovative and broad product offerings are giving us additional momentum.”

She concluded: “Considering our recent bookings momentum, we are raising our objective to 13-15% revenue growth in 2004, including currency effects, or 8-10% revenue growth without currency effects.  From a bottom-line perspective, in the first half of 2004, we expect to still see the effect of lower gross margins due to final deliveries on a low margin substance detection contract, and excess capacity during the finalization of our restructuring process in the first and second quarters of 2004.  However, we expect marked bottom-line improvements in the second half of 2004 upon completion of the contract and restructuring.  Our guidance for the first quarter of 2004 is revenue of $68 to $72 million, and adjusted EPS of $0.00 to $0.02. While we do not give full-year guidance, it is our objective for the year 2004 to grow revenue to $290 to $300 million, and to more than double our adjusted EPS to $0.07 to $0.09 per diluted share.”

OPERATING BUSINESSES

Set forth below is selected financial information for Bruker BioSciences’ two operating businesses:  Bruker Daltonics (life-science mass spectrometry business) and Bruker AXS (x-ray analysis business):

BRUKER DALTONICS

For the year 2003, revenue increased 26% (11% increase excluding $17.7 million in currency effects) to $146.7 million, from $116.4 million for the year 2002.   In the fourth quarter of 2003, revenue for the Bruker Daltonics business increased 27% (10% increase excluding $5.6 million in currency effects) to $42.0 million, from $32.9 million in the fourth quarter of 2002.

Revenue growth was driven by sales of life-science mass spectrometry systems and by strong aftermarket sales, but was offset by weaker sales of substance detection systems.  Revenue in life-science mass spectrometry systems increased 33% in the fourth quarter of 2003, and 29% for the year 2003, when compared to the same periods in 2002, including all currency effects.  For the year 2003, Bruker Daltonics’ revenue was derived 72% from life-science systems, 9% from substance detection systems, and 19% from aftermarket sales.

For the year 2003, adjusted EBITDA was $16.0 million, compared to $14.8 million for the year 2002, and $3.9 million for the fourth quarter 2003, compared to $4.0 million for the fourth quarter 2002.  See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

BRUKER AXS

For the year 2003, revenues increased 9% to $113.9 million (3% decline excluding $12.9 million in currency effects), from $104.3 million in the year 2002.  Revenues for the Bruker AXS business increased 7% to $31.7 million (5% decline excluding $3.6 million in currency effects) in the fourth quarter of 2003, compared to $29.6 million in the fourth quarter of 2002.

Revenues for our elemental composition and thermal analyzer systems, as well as aftermarket sales, drove growth, but were offset by softness in life-science x-ray systems sales.  For the year 2003, Bruker AXS revenue was derived 70% from x-ray systems and 30% from aftermarket sales.

Adjusted EBITDA was $3.7 million in the year 2003, compared to $5.3 million in the year 2002, and $0.6 million for the fourth quarter 2003, compared to $2.0 million for the fourth quarter 2002.  See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP measures of revenue after eliminating currency effects, adjusted net income, EPS, and EBITDA.  Revenue after eliminating currency effects exclude the impact of favorable currency effects when translating sales outside the United States into U.S. Dollars.  Adjusted net income and EPS exclude certain items including amortization of acquisition-related assets, other special charges, other restructuring charges, the income tax valuation allowance, a contract reserve, investment and goodwill write-downs, and adjustments for the pre-merger minority interest in Bruker AXS.  We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods.  Adjusted EBITDA is defined as US GAAP operating income (loss) excluding depreciation and amortization expense, other special charges, other restructuring charges, and a contract reserve.  We believe that the inclusion of such non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  However, the non-GAAP financial measures included in this press release are not meant to be considered superior to or as a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker BioSciences will host an operator-assisted earnings conference call at 8 a.m. Eastern Time on Wednesday, March 3, 2004.  To listen to the webcast, investors can go to www.bruker-biosciences.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 888-339-2688, or 617-847-3007 outside the US and Canada.  Investors should refer to the Bruker BioSciences Quarterly Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or 617-801-6888 outside the US and Canada, and then entering replay pass code 72178733.

ABOUT BRUKER BIOSCIENCES

Bruker BioSciences Corporation, headquartered in Billerica, Massachusetts, is the publicly traded parent company of Bruker AXS Inc. and Bruker Daltonics Inc.  Bruker AXS is a leading developer and provider of life science and advanced materials research tools based on X-ray technology.  Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry.  For more information, please visit www.bruker-biosciences.com

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company’s products, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-K for the year ended December 31, 2002, our most recent quarterly reports on Form 10-Q, our current reports on Form 8-K and the joint proxy statement/prospectus filed in connection with the merger. We disclaim any intent or obligation to update these forward-looking statements.

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com

Condensed consolidated statements of operations, reconciliations, operating business information, and balance sheets follow for Bruker BioSciences.

Bruker BioSciences Corporation
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Product revenues	$73,564	$62,471	$259,381	$220,440
Other revenues	95	76	1,298	218

Net revenues	73,659	62,547	260,679	220,658

Costs and operating expenses:
Cost of product revenues	41,879	32,924	144,834	118,986
Marketing and selling	17,188	14,290	60,420	48,146
General and administrative	4,788	4,751	17,335	15,274
Research and development	9,861	8,394	38,026	30,637
Reversal of liability accrual	—	—	(1,929)	—
Other special charges	—	(113)	11,674	1,969
Total costs and operating expenses	73,716	60,246	270,360	215,012

Operating (loss) income	(57)	2,301	(9,681)	5,646
Interest and other income (expense), net	818	(6,327)	998	(9,262)

Income (loss) before taxes	761	(4,026)	(8,683)	(3,616)
Income tax expense	447	1,008	9,724	2,781

Income (loss) before minority interest	314	(5,034)	(18,407)	(6,397)
Minority interest in subsidiaries	2	(124)	(853)	(212)

Income (loss) before cumulative effect	312	(4,910)	(17,554)	(6,185)
Cumulative effect of accounting change	—	—	—	617

Net income (loss)	$312	$(4,910)	$(17,554)	$(6,802)

Basic and diluted earnings (loss) per share:
Income (loss) before cumulative effect	$0.00	$(0.06)	$(0.22)	$(0.08)
Cumulative effect of accounting change	—	—	—	(0.01)
Net income (loss)	$0.00	$(0.06)	$(0.22)	$(0.09)

Weighted average shares outstanding:
Basic	86,003	77,173	81,280	77,483
Diluted	86,826	77,173	81,280	77,483

Bruker BioSciences Corporation
ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Product revenues	$73,564	$62,471	$259,381	$220,440
Other revenues	95	76	1,298	218

Net revenues	73,659	62,547	260,679	220,658

Costs and operating expenses:
Cost of product revenues	41,713	32,224	143,805	118,286
Marketing and selling	17,187	14,290	60,417	48,146
General and administrative	4,669	4,751	17,096	15,274
Research and development	9,859	8,394	38,023	30,637
Reversal of liability accrual	—	—	(1,929)	—
Total costs and operating expenses	73,428	59,659	257,412	212,343

Operating income	231	2,888	3,267	8,315
Interest and other income, net	818	225	998	1,676

Income before taxes	1,049	3,113	4,265	9,991
Income tax expense	447	1,252	2,042	3,890

Income before minority interest	602	1,861	2,223	6,101
Minority interest in subsidiaries	2	280	(7)	706

Net income	$600	$1,581	$2,230	$5,395

Basic and diluted earnings per share	$0.01	$0.02	$0.03	$0.07

Weighted average shares outstanding:
Basic	86,003	77,173	81,280	77,483
Diluted	86,826	77,343	82,118	77,685

Bruker BioSciences Corporation
RECONCILIATION FROM GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

GAAP net income (loss)	$312	$(4,910)	$(17,554)	$(6,802)

Adjustments, net of tax:

Amortization of acquisition-related assets	288	—	571	—

Other special charges	—	(77)	10,626	1,140

Other restructuring charges	—	—	703	—

Income tax valuation allowance	—	—	8,730	—

Contract reserve	—	420	—	420

Investment write-down	—	6,552	—	10,938

Cumulative effect (write-down of goodwill)	—	—	—	617

Minority interest in subsidiaries	—	(404)	(846)	(918)

Adjusted net income	$600	$1,581	$2,230	$5,395

Adjusted EPS	$0.01	$0.02	$0.03	$0.07

Weighted average shares outstanding:
Basic	86,003	77,173	81,280	77,483
Diluted	86,826	77,343	82,118	77,685

Bruker BioSciences Corporation
RECONCILIATION FROM GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

GAAP net income (loss)	$312	$(4,910)	$(17,554)	$(6,802)

Adjustments:

Interest and other (income) expense, net	(818)	6,327	(998)	9,262

Income tax expense	447	1,008	9,724	2,781

Minority interest in subsidiaries	2	(124)	(853)	(212)

Cumulative effect (write-down of goodwill)	—	—	—	617

Operating income (loss)	(57)	2,301	(9,681)	5,646

Depreciation and amortization	4,412	3,167	16,597	11,824

EBITDA	4,355	5,468	6,916	17,470

Other special charges	—	(113)	11,674	1,969

Other restructuring charges	—	—	703	—

Contract reserve	—	700	—	700

Adjusted EBITDA	$4,355	$6,055	$19,293	$20,139

Bruker BioSciences Corporation
BRUKER DALTONICS SELECTED OPERATING BUSINESS INFORMATION
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Net revenues	$41,969	$32,943	$146,749	$116,368

Operating income	$1,144	$1,300	$2,558	$5,745

Depreciation and amortization	2,802	2,160	10,568	8,195

EBITDA	3,946	3,460	13,126	13,940

Other special charges	—	(113)	2,906	203

Contract reserve	—	700	—	700

Adjusted EBITDA	$3,946	$4,047	$16,032	$14,843

Bruker BioSciences Corporation
BRUKER AXS SELECTED OPERATING BUSINESS INFORMATION
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Net revenues	$31,690	$29,604	$113,930	$104,290

Operating (loss) income	$(993)	$1,001	$(11,828)	$(99)

Depreciation and amortization	1,610	1,007	6,029	3,629

EBITDA	617	2,008	(5,799)	3,530

Other special charges	—	—	8,768	—

Other restructuring charges	—	—	703	1,767

Adjusted EBITDA	$617	$2,008	$3,672	$5,297

Bruker BioSciences Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2003	December 31, 2002

ASSETS

Current assets:
Cash and short-term investments	$76,837	$99,562
Accounts receivable, net	52,540	47,984
Inventories	110,052	101,836
Other current assets	11,196	7,180
Total current assets	250,625	256,562

Property and equipment, net	81,354	73,249
Intangible and other assets	19,052	12,342

Total assets	$351,031	$342,153

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$18,417	$18,410
Accounts payable	24,909	22,446
Other current liabilities	63,416	56,037
Total current liabilities	106,742	96,893

Long-term debt	26,544	17,358
Other long-term liabilities	15,194	15,881
Minority interest in subsidiaries	124	26,623

Total shareholders’ equity	202,426	185,398

Total liabilities and shareholders’ equity	$351,031	$342,153